Exhibit 99.1

Hyperfine, Inc. Reports Third Quarter 2025 Financial Results

GUILFORD, Connecticut, November 13, 2025 (GLOBE NEWSWIRE) – Hyperfine, Inc. (Nasdaq: HYPR), the groundbreaking health technology company that has redefined brain imaging with the first FDA-cleared AI-powered portable magnetic resonance (MR) brain imaging system—the Swoop® system—today announced third quarter 2025 financial results and provided a business update.

“In the third quarter, we began to reap the benefits of two key growth catalysts with the launches of our next generation Swoop® system and Optive AITM software and our entrance into the neurology office market. Feedback from the first 100 days following the launch of our next generation Swoop® system bolsters our belief that this system will drive broad-based adoption of our portable Swoop® system across multiple sites of care, diversifying and accelerating our growth and improving our financial performance,” said Maria Sainz, Chief Executive Officer and President of Hyperfine, Inc.

Recent Achievements and Business Highlights

•
Successfully initiated commercial launch of the next generation Swoop® system powered by Optive AI™ software in the United States with strong market activation.
•
Placed next generation Swoop® systems across all sites of care we call on in the United States, including adult and pediatric critical care units, emergency departments and neurology offices.
•
Converted entirety of our U.S. hospital pipeline to next generation Swoop® system.
•
Initiated full-scale commercial launch in the neurology office setting to unlock new revenue opportunity.
•
Obtained both CE Mark and UKCA Mark approvals for Optive AI™ software.
•
Commenced commercial roll out of Optive AI™ software to installed base of Swoop® scanners in the United States, Canada, United Kingdom, Australia, and New Zealand markets.
•
Raised $20.1 million in gross proceeds through an underwritten public offering in October 2025, significantly bolstering the balance sheet to support continued investments in commercial expansion and growth.

Third Quarter 2025 Financial Results

•
Revenues for the third quarter of 2025 were $3.4 million, increasing 27% compared to the second quarter of 2025.
•
Sold 8 commercial Swoop® systems in the third quarter of 2025, 5 of which were next generation Swoop® systems.
•
Gross margin for the third quarter of 2025 was $1.8 million, compared to $1.3 million in the second quarter of 2025, representing 53.8% gross margin in the third quarter of 2025, a record quarter for gross margin and up 450 basis points compared to the second quarter of 2025.
•
Research and development expenses for the third quarter of 2025 were $4.0 million, compared to $4.5 million in the second quarter of 2025.
•
Sales, marketing, general, and administrative expenses for the third quarter of 2025 were $6.7 million, compared to $6.4 million in the second quarter of 2025.
•
Net loss for the third quarter of 2025 was $11.0 million, equating to a net loss of $0.14 per share, as compared to a net loss of $9.2 million, or a net loss of $0.12 per share, for the second quarter of 2025. The third quarter 2025 net loss and the second quarter 2025 net loss includes a change in fair value of warrant liabilities of $2.3 million and $0 million, respectively.

2025 Financial Guidance

•
Management expects revenue for the fourth quarter of 2025 to be approximately $5 to $6 million, which at the mid-point represents sequential and year-over-year quarterly growth of 60% and 137%, respectively. Accordingly, revenue for the full year 2025 is now expected to be approximately $13 to $14 million.
•
Management now expects cash burn for the full year 2025 to be in the range of $29 to $31 million, representing a 22% decline at the midpoint as compared to full year 2024.

Conference Call

Hyperfine, Inc. will host a conference call at 1:30 p.m. PT/ 4:30 p.m. ET on Thursday, November 13, 2025, to discuss its third quarter 2025 financial results and provide a business update. Those interested in listening should register online by visiting https://investors.hyperfine.io/. and clicking on News & Events. Participants are encouraged to register more than 15 minutes before the start of the call. A live and archived audio webcast will be available through the Investors page of Hyperfine, Inc.’s corporate website at https://investors.hyperfine.io/.

About Hyperfine, Inc. and the Swoop® Portable MR Imaging® Systems

Hyperfine, Inc. (Nasdaq: HYPR) is the groundbreaking health technology company that has redefined brain imaging with the Swoop® system—the first U.S. Food and Drug Administration (FDA)-cleared, portable, ultra-low-field, magnetic resonance brain imaging system capable of providing imaging at multiple points of professional care. The mission of Hyperfine, Inc. is to revolutionize patient care globally through transformational, accessible, clinically relevant diagnostic imaging. Founded by Dr. Jonathan Rothberg in a technology-based incubator called 4Catalyzer, Hyperfine, Inc. scientists, engineers, and physicists developed the Swoop® system out of a passion for redefining brain imaging methodology and how clinicians can apply accessible diagnostic imaging to patient care. For more information, visit hyperfine.io.

The Swoop® Portable MR Imaging® systems are FDA cleared for brain imaging of patients of all ages. They are portable, ultra-low-field magnetic resonance imaging devices for producing images that display the internal structure of the head where full diagnostic examination is not clinically practical. When interpreted by a trained physician, these images provide information that can be useful in determining a diagnosis. The Swoop® system also has CE Mark in the European Union and UKCA Mark in the United Kingdom. The Swoop® system is commercially available in a select number of international markets.

Hyperfine, Swoop, and Portable MR Imaging are registered trademarks of Hyperfine, Inc.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Actual results of Hyperfine, Inc. (the “Company”) may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations about the Company’s financial and operating results, including, the Company’s expected revenue and cash burn for the fourth quarter and full year 2025, the Company’s goals and commercial plans, including the Company’s commercial rollout of the Company’s Optive AITM software and next generation Swoop® system, the Company’s office pilot and commercial launch, the benefits of the Company’s products and services, progress on improvements and advancements in the Company’s products and services, and the Company’s future performance, including its financial performance, and its ability to implement its strategy. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the success, cost and timing of the Company’s product development and commercialization activities, including the degree that the Swoop® system is accepted and used by healthcare professionals; the Company’s ability to grow and manage growth profitably and retain its key employees; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the ability of the Company to obtain and maintain regulatory clearance or approval for its products, and any related restrictions and limitations of any cleared or approved product; the ability of the Company to identify, in-license or acquire additional technology; the ability of the Company to maintain its existing or future license, manufacturing, supply and distribution agreements and to obtain adequate supply of its products; anticipated National Institutes of Health funding pressures; the expected effect from U.S. export controls and tariffs; the ability of the Company to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently marketing or developing; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company’s products and services and reimbursement for medical procedures conducted using the Company’s products and services; the Company’s ability to successfully complete and generate positive data from the PRIME study, ACTION PMR study, CARE PMR study and NEURO PMR study; the Company’s ability to generate clinical evidence of the benefits of the Company’s products and services and to progress on product advancements and improvements; the Company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; the Company’s financial performance; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission, including those under “Risk Factors” therein. The Company cautions readers that the foregoing list of factors is not exclusive and that readers should not place undue reliance upon any forward-looking statements which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Contact
Webb Campbell
Gilmartin Group LLC
webb@gilmartinir.com

HYPERFINE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$21,564	$37,645
Restricted cash	466	28
Accounts receivable, less allowance of $1,163 and $651 as of September 30, 2025 and December 31, 2024, respectively	4,886	5,956
Unbilled receivables	1,423	2,349
Inventory	5,838	5,832
Prepaid expenses and other current assets	2,726	1,900
Total current assets	36,903	53,710
Property and equipment, net	2,745	3,122
Other long term assets	1,863	2,069
Total assets	$41,511	$58,901
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,710	$1,607
Deferred grant funding	466	28
Deferred revenue	1,435	1,460
Due to related parties	45	61
Accrued expenses and other current liabilities	4,512	5,573
Total current liabilities	10,168	8,729
Warrant liabilities	3,497	—
Long term deferred revenue	974	1,054
Other noncurrent liabilities	—	78
Total liabilities	14,639	9,861

STOCKHOLDERS' EQUITY
Class A Common stock, $0.0001 par value per share; 600,000,000 shares authorized; 65,429,923 and 58,076,261 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	6	5
Class B Common stock, $0.0001 par value per share; 27,000,000 shares authorized; 15,055,288 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	2	2
Additional paid-in capital	350,968	343,475
Accumulated deficit	(324,104)	(294,442)
Total stockholders' equity	26,872	49,040
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$41,511	$58,901

HYPERFINE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Sales
Device	$2,891	$3,033	$6,541	$8,707
Service	546	610	1,729	1,862
Total sales	3,437	3,643	8,270	10,569
Cost of sales
Device	1,328	1,359	3,410	4,280
Service	261	376	801	1,224
Total cost of sales	1,589	1,735	4,211	5,504
Gross margin	1,848	1,908	4,059	5,065
Operating Expenses:
Research and development	4,048	5,865	13,626	17,394
General and administrative	4,152	4,510	12,219	13,361
Sales and marketing	2,568	2,496	7,631	6,769
Total operating expenses	10,768	12,871	33,476	37,524
Loss from operations	(8,920)	(10,963)	(29,417)	(32,459)
Interest income	187	585	743	2,056
Change in Fair Value of Warrant Liabilities	(2,303)	—	(639)	—
Other income (expense), net	17	52	(349)	73
Loss before provision for income taxes	(11,019)	(10,326)	(29,662)	(30,330)
Provision for income taxes	—	—	—	—
Net loss and comprehensive loss	$(11,019)	$(10,326)	$(29,662)	$(30,330)
Net loss per common share attributable to common stockholders, basic and diluted	$(0.14)	$(0.14)	$(0.38)	$(0.42)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	79,028,987	72,678,622	77,613,306	72,219,681

HYPERFINE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(29,662)	$(30,330)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	809	775
Stock-based compensation expense	2,109	3,308
Loss on disposal of property and equipment, net	120	156
Change in fair value of warrant liabilities	639	—
Other	22	6
Changes in assets and liabilities:
Accounts receivable, net	1,070	(3,611)
Unbilled receivables	926	(1,322)
Inventory	(221)	(579)
Prepaid expenses and other current assets	(802)	(324)
Prepaid inventory	—	693
Other long term assets	51	(9)
Accounts payable	2,112	193
Deferred grant funding	438	(402)
Deferred revenue	(105)	97
Due to related parties	(16)	(8)
Accrued expenses and other current liabilities	(221)	949
Operating lease liabilities, net	(10)	(2)
Net cash used in operating activities	(22,741)	(30,410)
Cash flows from investing activities:
Purchases of property and equipment	(1,122)	(375)
Net cash used in investing activities	(1,122)	(375)
Cash flows from financing activities:
Proceeds from exercise of stock options	130	160
Proceeds from shares issued under “at-the-market” offering program, net of selling costs	2,906	805
Proceeds from issuance of common stock and warrants, net of offering costs	5,184	—
Net cash provided by financing activities	8,220	965
Net decrease in cash and cash equivalents and restricted cash	(15,643)	(29,820)
Cash, cash equivalents and restricted cash, beginning of period	37,673	75,804
Cash, cash equivalents and restricted cash, end of period	22,030	45,984
Reconciliation of cash, cash equivalents, and restricted cash reported in the balance sheets
Cash and cash equivalents	21,564	45,765
Restricted cash	466	219
Total cash, cash equivalents and restricted cash	$22,030	$45,984
Supplemental disclosure of noncash information:
Initial measurement of warrant liabilities	$2,858	$—
Unpaid purchase of property and equipment	$5	$571